UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	May 23, 2013

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

 Item 5.03    Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As reported in Item 5.07 below, AmTrust Financial Services, Inc.’s (the “Company”) shareholders approved an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized number of shares of common stock from 100,000,000 shares to 150,000,000 shares. The Company's Board of Directors approved the increase to the Company’s authorized shares of common stock on March 5, 2013, subject to approval by the Company's shareholders at the Annual Meeting of Shareholders held on May 23, 2013.

The Amended and Restated Certificate of Incorporation reflecting the increase, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference, was filed with the Secretary of State of the State of Delaware on May 23, 2013. A summary of the amendment was included in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2013.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Shareholders on May 23, 2013. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s definitive proxy statement, are as follows:

Description of Matters Submitted	For	Withheld		Broker Non-Votes

1. Election of Directors:
Donald T. DeCarlo	59,416,846	2,388,762		4,121,888
Susan C. Fisch	61,485,513	340,095		4,121,888
Abraham Gulkowitz	61,463,167	342,441		4,121,888
George Karfunkel	59,933,210	1,872,398		4,121,888
Michael Karfunkel	49,513,722	12,291,886		4,121,888
Jay J. Miller	61,152,159	653,449		4,121,888
Barry D. Zyskind	60,850,168	955,440		4,121,888

	For	Against	Abstain	Broker Non-Votes
2. Ratification of the appointment of BDO USA, LLP as the Company’s independent auditor for the year ended December 31, 2013.	65,824,084	19,443	83,968	—

	For	Against	Abstain	Broker Non-Votes
3. Approval of an Amendment to the Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 100,000,000 Shares to 150,000,000 Shares.	65,528,572	303,678	84,171	11,075

Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	May 28, 2013

/s/ Stephen Ungar
Stephen Ungar
General Counsel and Secretary